EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 2002, except as to Note 17, which is as of March 7, 2002, relating to the financial statements and financial statement schedules of LookSmart, Ltd., which appears in LookSmart, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Francisco, California
April 26, 2002